UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12915 Old Virginia Road Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On September 25, 2026, the Audit Committee of the Board of Directors of Dragonfly Energy Holdings Corp. (the “Company”) approved the dismissal of CBIZ CPAs P.C. (“CBIZ CPAs”), the Company’s independent registered public accounting firm, and approved the engagement of MaloneBailey LLP (“MaloneBailey”) as its new independent registered public accounting firm as of and for the year ended December 31, 2026. As described below, the change in independent registered public accounting firm is not the result of any disagreement with CBIZ CPAs.

CBIZ CPAs’ audit report on the Company’s consolidated financial statements for the year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles. As previously disclosed in the Company’s Current Report on Form 8-K filed on March 24, 2025, Marcum LLP notified the Company on March 21, 2025, of its intention to resign effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Following the filing of the Form 10-K on March 31, 2025, Marcum LLP’s resignation became effective and CBIZ CPAs was appointed as the Company’s independent registered public accounting firm.

From the period starting March 31, 2025 through September 25, 2026, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of CBIZ CPAs, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2024 and 2025 and the subsequent interim periods through September 25, 2026, neither the Company nor anyone on its behalf has consulted with MaloneBailey regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that MaloneBailey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided CBIZ CPAs with a copy of the disclosures in this Form 8-K and has requested that CBIZ CPAs furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of CBIZ CPAs’ letter, dated September 25, 2026, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit No.	Description
16.1	Letter from CBIZ CPAs to the SEC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: September 25, 2026	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President